To the Board of Directors of PetroFina S.A.




We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the registration statement on Form S-8 of PetroFina S.A. of our report dated February 28, 1997, with respect to the balance sheet of Brittany Insurance Company Ltd. as of December 31, 1995, and the related statements of operations and retained earnings and changes in financial position for the year then ended, which report appears in the Annual Report on Form 20-F of PetroFina S.A. for the year then ended December 31, 1997.



                                        /s/ KPMG PEAT MARWICK
                                        -----------------------
                                        KPMG Peat Marwick



Hamilton, Bermuda
July 13, 1998